Exhibit 24.2

BLYTH, INC.

CERTIFICATION

I, the undersigned Secretary of BLYTH, INC., a Delaware corporation, certify that the attached is a true copy of resolutions adopted by the Board of Directors of Blyth, Inc. (the “Board”) on March 17, 2005, at a meeting throughout which a quorum was present, and that the same are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Blyth, Inc. this 15th day of April, 2005.

/s/ Bruce D. Kreiger
Name: Bruce D. Kreiger
Title: Secretary

BLYTH, INC.

Board of Directors Resolution

March 17, 2005

*    *    *

Form 10-K

RESOLVED, that the form, terms, and provisions of the Annual Report on Form 10-K (the “Form 10-K”) in substantially the draft form presented to and reviewed by this Board, are approved and that Robert B. Goergen and Robert H Barghaus be, and each of them with full power to act without the other hereby is, authorized (i) to sign the Form 10-K on behalf of the Corporation and any amendments thereto as either of them may approve on behalf of the Corporation, in such form as the officer executing the Form 10-K or any such amendment may approve, with any changes from the form presented to this meeting as he may approve, such execution to be conclusive evidence of such approval, and (ii) to file the Form 10-K with the Securities and Exchange Commission (the “Commission”); and be it further

RESOLVED, that each of the directors, the Chairman and Chief Executive Officer, the Vice President and Chief Financial Officer, and the Vice President and General Counsel, of the Corporation, are each hereby authorized to execute in their respective capacities, a power of attorney in favor of Robert B. Goergen, Robert H. Barghaus and Bruce D. Kreiger designating each of them as the true and lawful attorneys-in-fact and agents of the signatory with full power and authority to execute and to cause to be filed with the Commission the Form 10-K for fiscal year 2005 with all exhibits and other documents in connection therewith as such attorneys-in-fact, or any one of them, may deem necessary or desirable; and to do and perform each and every act and thing necessary or desirable to be done in and about the premises as fully to all intents and purposes as such officers and directors could do themselves.